Exhibit 10.32

PHILIP MORRIS INTERNATIONAL

EMPLOYEE GRANTOR TRUST ENROLLMENT AGREEMENT

This agreement (“Agreement”) is made this day of                     , 2008, between                                                                       (the “Employee”), the person, if any, to whom the Employee is legally married (the “Employee’s Spouse”), PMI Global Services Inc. (“PMIGS”) and those affiliates of PMIGS that are or become obligated to the Employee under the terms of the PMI Supplemental Plans or the SEP, as defined below (PMIGS and such affiliates collectively referred to hereinafter as the “Company”).

Introduction

The Employee previously entered into one or more Employee Grantor Trust Enrollment Agreements with Altria Group, Inc. or certain of its affiliates (collectively, “Altria”) providing for payments (“Funding Payment”) to or on behalf of the Employee by Altria in satisfaction of its obligations under certain supplemental plans maintained by Altria (the “Altria Supplemental Plans”), such payments to be made to an Employee Grantor Trust established by the Employee (the “Trust”). (The most recent such Employee Grantor Trust Enrollment Agreement referred to above, including any amendments thereto, shall be referred to hereinafter as the “Original Enrollment Agreement.”) Thereafter, pursuant to one or more Supplemental Employee Grantor Trust Enrollment Agreements between the Employee and Altria (the most recent of which, including any amendments thereto, hereinafter referred to as the “Supplemental Enrollment Agreement”), the Employee ceased accruing future benefits under the Altria Supplemental Plans as of January 1, 2005, and Altria made certain additional payments (“Target Payments”) to the Trust as current compensation for services rendered by the Employee.

Trust amounts that are attributable to deposits made pursuant to the terms of the Original Enrollment Agreement and any predecessors thereto are held in a subaccount of the Trust (“Trust Account FP”), and amounts attributable to Target Payments are held in a separate subaccount (“Trust Account TP”). For certain purposes, Trust Account FP is also deemed to include amounts that have been credited to an assumed trust account (“Assumed Trust Account FP”) reflecting certain withholding amounts with respect to Funding Payments and certain other amounts and the earnings thereon. Likewise, pursuant to the Supplemental Enrollment Agreement, the Employee’s share of federal employment taxes on Target Payments and certain other amounts and the earnings thereon have been credited to a separate assumed trust account (“Assumed Trust Account TP”).

PMIGS subsequently established the Philip Morris International Benefit Equalization Plan and the Philip Morris International Supplemental Management Employees’ Retirement Plan (the “PMI Supplemental Plans”) and the Philip Morris International Supplemental Equalization Plan (the “SEP”). In connection with the spin-off of the Company from Altria, the liabilities attributable to the Employee under the Altria Supplemental Plans were transferred to the Company, and the benefits previously payable to the Employee under the Altria Supplemental Plans became payable to the Employee under the PMI Supplemental Plans.

The parties now wish to enter into this Agreement which (i) supersedes the Original

Enrollment Agreement in its entirety and, together with the Employee Grantor Trust Agreement attached hereto as Exhibit A (the “Trust Agreement”), shall govern the application of amounts credited under Trust Account FP and Assumed Trust Account FP to the Company’s obligations under the PMI Supplemental Plans, (ii) supersedes any provision of the Supplemental Enrollment Agreement that is also addressed herein and (iii) provides for the Employee’s participation in the SEP.

In consideration of their mutual undertakings, the Company, the Employee and the Employee’s Spouse, if any, agree as follows:

I. Maintenance of Grantor Trust And Assumed Trust Accounts

1.1    The Employee agrees to restate and maintain the Trust in the form attached hereto as Exhibit A for the purpose of holding the deposits previously made pursuant to the Original Enrollment Agreement and the Supplemental Enrollment Agreement and any interest or other earnings on the outstanding balances in the Trust.

1.2    The Employee and the Employee’s Spouse, if any, agree that they will not directly contribute any additional funds to the Trust. The Employee and the Employee’s Spouse also understand that assets held in the Trust will be available for distribution or withdrawal only (a) after the Employee’s retirement, death or other termination of employment with the Company, which may include termination by reason of long-term disability, (b) in certain circumstances where there has been a transfer of the Employee’s employment with the Company to a foreign jurisdiction resulting in a termination of the Trust, (c) in other limited circumstances permitted under the Trust Agreement, and (d) to the extent that Trust withdrawals are necessary to pay taxes on Trust earnings or cash deposits.

1.3    The Employee and the Employee’s Spouse, if any, understand that, under the terms of the Trust Agreement, the trustee of the Trust (the “Trustee”) intends to exercise its investment discretion in a manner consistent with the purpose of the Trust specified in Section I.(3) of the Trust Agreement and acknowledge that they have been informed that the Trustee currently intends to invest the Trust assets in one or more of the Fidelity Freedom Funds in the manner set forth in Item 3 of Schedule A of the Trust Agreement attached as Exhibit A, but that the Trustee retains discretion to change the assets in which the Trust will be invested.

1.4    The Employee and the Employee’s Spouse, if any, agree that Assumed Trust Account FP and Assumed Trust Account TP previously maintained by Altria or its designee pursuant to the Original Enrollment Agreement and the Supplemental Enrollment Agreement will be maintained by PMIGS. The amounts credited under Assumed Trust Account FP and Assumed Trust Account TP will be (a) adjusted each year by the amount each such assumed account would have earned or lost if the balance credited thereto had been invested in the same manner as the corresponding actual trust account (i.e., Trust Account FP or Trust Account TP, as applicable) and (b) reduced each year by the amount of federal, state, local and other applicable income taxes, if any, that the Administrator estimates (using the tax-rate assumptions set forth in Exhibit B) would have been due with respect to such assumed account if it held the actual assets that it is treated as holding pursuant to this Section. If at any time no amounts are held in Trust

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Account TP, amounts credited under Assumed Trust Account TP shall be adjusted for gains or losses as if the balance credited thereto had been invested in the same manner as Trust Account FP (and reduced for taxes as described above).

II. Distributions from Trust, Benefit Payments

2.1    The Employee and the Employee’s Spouse, if any, agree that any amounts made available from Trust Account FP, adjusted as provided below to account for time elapsed between the date assets are made available from Trust Account FP and the date benefits are payable from the PMI Supplemental Plans and adjusted for amounts distributed to pay taxes on Trust Account FP earnings or administrative expenses of the Trust, shall offset the benefits otherwise payable to either of them or to any Plan Beneficiary, as defined below, under the PMI Supplemental Plans.

For purposes of this offset and the calculations and determinations made pursuant to this Section 2.1, Trust Account FP will be deemed to include the amounts credited to Assumed Trust Account FP as provided below. To effect the implementation of this provision, the Employee and the Employee’s Spouse, if any, agree specifically as follows:

(a)	Notwithstanding any provision of the PMI Supplemental Plans, or of any agreement with the Company or Altria made prior to the date of this Agreement, allowing or requiring payment of benefits in another form, and except as otherwise provided in Section 2.1(k), all benefits payable to the Employee or the Employee’s Spouse or Plan Beneficiary under each of the PMI Supplemental Plans shall be paid only in the form of a single lump sum payment (calculated using the actuarial assumptions employed under the relevant PMI Supplemental Plan), and such payment shall be made at the time benefits otherwise become payable to the Employee, the Employee’s Spouse or Plan Beneficiary under the provisions of the PMI Supplemental Plans (the “Distribution Date”). The foregoing provisions of this Section 2.1(a) shall apply to all benefits payable under the PMI Supplemental Plans, including those benefits that become payable under the provisions of the PMI Supplemental Plans before amendment by this Agreement.

(b)

All benefits that would otherwise be payable with respect to a PMI Supplemental Plan on the Distribution Date shall be offset by an amount determined with reference to the fair market value of the assets made available for distribution from Trust Account FP (including the amounts credited to Assumed Trust Account FP) on the date the assets are made available following retirement, death, other termination of employment or any other event described in Section 1.2 of this Agreement or in the Trust Agreement resulting in making such funds available for distribution (the “Availability Date”). For this purpose, (1) assets in Trust Account FP (including the amounts credited to Assumed Trust Account FP) shall be treated as made available as of the earlier of (i) the actual date on which

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the Trust terminates as determined under Section I.(7) of the Employee Grantor Trust Agreement attached as Exhibit A hereto or (ii) the date on which PMIGS and its designees cease to serve as Administrator of the Trust and (2) fair market value shall be determined as of the close of the business day of the Trustee immediately preceding the Availability Date. In any case where the Availability Date occurs after the Distribution Date or is coincident with or precedes the Distribution Date of PMI Supplemental Plan benefits by less than 30 days, the offset will occur as of the Distribution Date, without any further adjustment, based on the fair market value of the assets in Trust Account FP (including the amounts credited to Assumed Trust Account FP) made available as of the Availability Date. However, where the Availability Date precedes the relevant Distribution Date by 30 or more calendar days the offset will not occur until the relevant Distribution Date and the Trust Account FP assets (including the amounts credited to Assumed Trust Account FP) available as of the Availability Date will be adjusted as provided in subsection (d) to reflect their assumed fair market value as of the Distribution Date. The actual or assumed fair market value of the assets on the relevant date is hereinafter referred to as the “Offset Amount.”

(c)	For purposes of calculating the PMI Supplemental Plan benefits to be offset, the amount otherwise payable under the PMI Supplemental Plans at the relevant Distribution Date to the Employee, the Employee’s Spouse or Plan Beneficiary will be converted to an after-tax amount (the “After-Tax Benefit”) using the tax assumptions set forth in Exhibit B; and the Offset Amount, as determined herein, shall offset the amount of the After-Tax Benefit and shall discharge the Company’s liability to the Employee, the Employee’s Spouse or Plan Beneficiary to the extent of the corresponding pre-tax benefit otherwise payable under the PMI Supplemental Plans.

(d)	If the Employee terminates employment for any reason or any other event occurs which makes the funds in Trust Account FP available for distribution on an Availability Date, or if PMIGS ceases to serve as “Administrator” under Article IV below, 30 or more calendar days before the Distribution Date on which a lump sum distribution is to be made under the PMI Supplemental Plans and this Agreement, then the Offset Amount on such Distribution Date shall be determined as follows:

(1)

It shall be assumed that the fair market value of the assets of Trust Account FP (including the amounts credited to Assumed Trust Account FP) on the Availability Date resulting from such event (or on the date PMIGS ceases to serve as Administrator, if earlier) continued to be invested by the Trustee until the Distribution Date in the same manner in which the Trustee invests the assets held in such a Trust subaccount established by a similarly situated employee of the Company (a “Similarly Situated Trust”), and if at

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any time the Trustee reinvests the assets of such a Similarly Situated Trust it shall be assumed that the assets attributable to the Employee have been reinvested in the same manner. If at any time there is no Similarly Situated Trust but the Trustee is investing the assets of other Trusts or Trust subaccounts in the manner set forth in Item 3 of Schedule A of the Employee Grantor Trust Agreement attached as Exhibit A (or in any other manner permitting objective determination how the Trustee would invest the assets of a Similarly Situated Trust), it shall be assumed for this purpose that the assets attributable to the Employee have been invested in the same manner.

(2)	It shall be further assumed that federal, state and local income taxes on the resulting deemed investment income (calculated using the tax assumptions set forth in Exhibit B and including any investment income realized on deemed liquidation of Assumed Trust Account FP assets) have been paid from the assets of the deemed Trust Account FP and Assumed Trust Account FP.

(3)	The amount so determined as the fair market value of the deemed Trust Account FP assets (including the amounts credited to Assumed Trust Account FP) as of the Distribution Date, as determined using the assumptions in this subsection (d), shall be the Offset Amount, which shall be offset against the benefits otherwise payable under the PMI Supplemental Plans on the Distribution Date, in the manner provided in subsection (c) above.

(4)	For any year (or portion thereof) during which there is no Similarly Situated Trust and the manner in which such assets would be invested cannot be determined by reference to Item 3 of Schedule A of Exhibit A or as otherwise provided in paragraph (1) of this subsection (d), then paragraph (1) shall be applied by crediting interest at the first segment rate under Internal Revenue Code Section 417(e)(3) for the month of December of the preceding year.

(e)	All amounts held in Trust Account FP (including the amounts credited to Assumed Trust Account FP) as of the Availability Date (and any adjustments to such amounts) shall be applied in the manner provided above to offset the lump sum payment due from the PMI Supplemental Plans on a Distribution Date, whether or not the Employee or the Employee’s Spouse or Plan Beneficiary chooses to take an actual distribution of such amounts from Trust Account FP on such date or enters into a new trust agreement with Fidelity Management Trust Company or any other trustee with regard to some or all of the Trust Account FP assets.

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(f)	If lump sum benefit payments become due under the provisions of the PMI Supplemental Plans and this Agreement on Distribution Dates occurring at different times, the assets in Trust Account FP (including the amounts credited to Assumed Trust Account FP) available or deemed available shall be fully applied, to the extent of the Offset Amount at the relevant Distribution Date, to offset the benefit payments that would otherwise be due in the order determined by the Company.

(g)	Notwithstanding any provisions of the PMI Supplemental Plans or of any agreement with the Company or Altria made prior to the date of this Agreement to the contrary, the Employee will not be entitled to designate any beneficiary to receive benefits under the PMI Supplemental Plans following the death of the Employee other than the surviving spouse of the Employee, except that (i) the Employee, whether or not married, may designate a beneficiary to receive his or her benefits attributable to any portion of a PMI Supplemental Plan which provides a profit-sharing, thrift or other defined contribution benefit if the provisions of that plan allow such a designation (any such beneficiary being referred to herein as the “Plan Beneficiary”) and (ii) certain persons may become a Plan Beneficiary pursuant to Section 5.1. If a person who is an Employee’s Spouse under this Section 2.1(g) ceases to be legally married to the Employee, he or she shall cease to be the Employee’s Spouse hereunder and shall cease to have any right to benefits under the PMI Supplemental Plans other than any rights as a designated Plan Beneficiary under the defined contribution portion of a PMI Supplemental Plan or as provided in Section 5.1. Furthermore, if the Employee has at any future date a spouse other than the Employee’s Spouse named in this Agreement, the Employee shall obtain the agreement of such spouse to the terms and provisions of this Agreement, and the new spouse shall in any event become the Employee’s Spouse for purposes of this Agreement.

(h)

All amounts in Trust Account FP at an Availability Date that result from the death of the Employee shall be paid to the Employee’s Spouse, except to the extent that the Employee has designated another Plan Beneficiary to receive the benefits provided under any defined contribution portion of a PMI Supplemental Plan and except to the extent amounts in Trust Account FP are otherwise payable under any court order binding on the PMI Supplemental Plans or on the Trustee to a person other than the Employee’s Spouse. In the case of an Employee who has no spouse on the Availability Date resulting from the Employee’s death, and subject to the same exceptions as are noted in the immediately preceding sentence, all amounts then held in Trust Account FP as well as any additional benefits that become payable under the PMI Supplemental Plans on a contemporaneous or subsequent Distribution Date shall be paid to the persons named as beneficiaries of “Residual Assets” of Trust Account FP in the “Trust Account FP Beneficiary Designation” executed by the

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Employee in connection with his or her Employee Grantor Trust Agreement or, in the absence of effective designations, to the Employee’s estate.

(i)	If the Employee becomes disabled and, as a result, becomes entitled to long term disability benefits that on the Employee’s attaining a prescribed age are reduced by amounts paid under the PMI Supplemental Plans, then the reduction in such long term disability benefits shall be computed by taking into account the annuity value of the pre-tax equivalent of the Offset Amount, as well as the annuity value of any remaining amounts payable under the PMI Supplemental Plans after reduction by the Offset Amount, using the actuarial assumptions employed at the attainment of such prescribed age under the relevant PMI Supplemental Plans to convert between single sum amounts and their annuity value equivalents.

(j)	If the Employee dies and as a result the Employee’s Spouse becomes entitled to benefit payments under the Philip Morris International Survivor Income Benefit Equalization Plan (“SIB Payments”) that would be reduced by amounts payable under the PMI Supplemental Plans, then the reduction in such SIB Payments shall be computed by taking into account the annuity value of the pre-tax equivalent of the Offset Amount, as well as the annuity value of any remaining amounts payable under the PMI Supplemental Plans after reduction by the Offset Amount, using the actuarial assumptions employed under the relevant PMI Supplemental Plan at the date the SIB Payments would first be reduced by benefit payments otherwise payable under such PMI Supplemental Plans to convert between single sum amounts and their annuity value equivalents.

(k)	If there is outstanding at the date of this Agreement any domestic relations or other court order requiring the Company to make payment of benefits under any PMI Supplemental Plan to a former spouse or dependent of the Employee, the payee of such benefits shall not be an Employee’s Spouse or Plan Beneficiary under this Agreement and such benefits shall remain payable in the manner contemplated by such order. No portion of the Offset Amount shall reduce or otherwise affect the payment of benefits pursuant to such order.

2.2    If the Offset Amount at the Distribution Date, determined as provided in Section 2.1 above and as otherwise provided below for purposes of this Section 2.2, is less than the After-Tax Benefit, the difference between the After-Tax Benefit and the Offset Amount shall be converted to a pre-tax amount (the “Additional Pre-Tax Benefit”) based on the tax assumptions set forth in Exhibit B, and the Company shall pay in the form of a lump sum payment an amount equal to the Additional Pre-Tax Benefit to the Employee, the Employee’s Spouse or Plan Beneficiary from the general assets of the relevant participating employer in satisfaction of any remaining obligations of the Company under the PMI Supplemental Plans. The recipient will be responsible for taxes on any Additional Pre-Tax Benefit payable under this Section 2.2.

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2.3    If at any time permitted under Section 1.2 the Employee (or in the event of the Employee’s death, the Employee’s Spouse, Plan Beneficiary or beneficiary under the Trust, as applicable) wishes to withdraw Trust assets, he or she may direct the Trustee in writing to liquidate the Trust assets and distribute the proceeds in cash or to take such other actions with respect to the assets as he or she may agree upon in writing with the Trustee.

2.4    Under no circumstances whatsoever shall the Company or the Administrator have any interest in, or be entitled to receive, any of the Trust assets. Notwithstanding any provision of this Agreement, to the extent that any such assets are recovered by the Company (or any trustee, creditor or other representative of the Company or its estate)

(a)	from Trust Account FP, the Offset Amount will be calculated as if such assets had not been deposited in the Trust; and

(b)	from Trust Account TP, the amounts credited to Trust Account TP and Assumed Trust Account TP will be determined as if such assets had not been deposited in the Trust.

III. Tax Payments With Respect to Trust Earnings

Each year, assets will be distributed from Trust Account FP and Trust Account TP to the Employee (or the Employee’s Spouse, Plan Beneficiary(ies) or beneficiary(ies) under the Trust), if applicable) to provide the Employee (or the Employee’s Spouse, Plan Beneficiary(ies) or beneficiary(ies) under the Trust) with the amounts estimated by the Administrator, using the tax-rate assumptions set forth in Exhibit B, to be sufficient to pay federal, state, local and other applicable income taxes with respect to any earnings of Trust Account FP and Trust Account TP.

IV. Appointment of PMIGS as Agent

4.1    The Employee appoints PMIGS and such persons as may be designated to act on behalf of PMIGS, and removes Altria or any of its affiliates, as applicable, as his or her duly authorized agent for the following purposes: (a) providing, in accordance with the duties of the “Administrator” as set forth in the form of Trust Agreement attached as Exhibit A, information and direction to the Trustee; (b) removing the Trustee and appointing a successor trustee of the Trust; (c) examining the books and records of the Trust; (d) amending the Trust as to ministerial matters (and as to other matters, with the consent of the Employee); and (e) terminating the Trust.

4.2    The Employee’s appointment of PMIGS as his or her agent is based on the Employee’s special trust and confidence in PMIGS, its management and its parent corporation, Philip Morris International Inc. In the event of a Change of Control (as defined in Section 8.6) of PMIGS or Philip Morris International Inc., the Employee (or, if applicable, the Employee’s Spouse, Plan Beneficiary(ies) or beneficiary(ies) under the Trust Agreement) may remove PMIGS (or its successor) and any designee of PMIGS as the duly authorized agent for purposes of carrying out the actions set forth in Section 4.1 by delivering to both PMIGS (or its successor)

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and the Trustee, within any period of two days, written notice of such removal. The Trustee shall not be required to verify that there has been a Change of Control and shall be entitled to rely upon the Employee’s notice of removal unless PMIGS provides to the Trustee (within 10 days following the Trustee’s receipt of the notice of removal from the Employee) written notice certifying that no Change of Control has occurred.

4.3    PMIGS shall cease to be the Employee’s agent upon termination of the Trust for any reason provided in the Trust Agreement set forth in Exhibit A or upon removal of PMIGS as Administrator following a Change of Control as provided in Section 4.2 above.

4.4    From and after the date on which PMIGS (or its successor) ceases to serve as the duly authorized agent,

(a)	the offsets against the Company’s obligations to the Employee and the Employee’s Spouse under the PMI Supplemental Plans shall be determined in the manner set forth in Section 2.1(d) and by assuming that amounts are available for distribution from Trust Account FP (including amounts credited to Assumed Trust Account FP) at the proper times and in the proper amounts; and

(b)	the amount held in Trust Account TP immediately prior to such Change of Control shall be credited to Assumed Trust Account TP, the balance in Trust Account TP shall thereafter be deemed to be zero, and the balance of Assumed Trust Account TP shall thereafter be determined in the same manner as the fair market value of the deemed Trust Account FP assets pursuant to Section 2.1(d) and shall be debited for assumed taxes as provided in Section 1.4 and the SEP.

V. Assignment and Attachment of Trust Assets

5.1    The Employee and the Employee’s Spouse understand and agree that, except for any distributions from the Trust to pay taxes as provided in Article III, neither they nor the Employee’s Plan Beneficiary(ies) or beneficiaries under the SEP or the Trust, may receive any amounts from the Trust at any time earlier than the times set forth in Section 1.2. Thus, should any amounts under the Trust be assigned to the Employee’s Spouse or any other party pursuant to a domestic relations order or otherwise, the Employee’s Spouse agrees that such amounts shall not be payable under such order until the times set forth in Section 1.2.

5.2    The Employee and the Employee’s Spouse understand and agree that should any amount under Trust Account FP be assigned to the Employee’s Spouse or any other person under any domestic relations order or otherwise, an Offset Amount shall be calculated with respect to such amount in the manner set forth in Section 2.1(d) as if the amount so assigned had remained in the Trust, accumulated earnings, and been distributed at the proper time. The Employee and the Employee’s Spouse agree that the Offset Amount so calculated shall be offset against a like amount of After-Tax Benefit payable under the PMI Supplemental Plans at the Distribution Date and shall discharge the Company’s liability to the Employee, the Employee’s Spouse and Plan

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Beneficiary to the extent of the corresponding pre-tax benefit otherwise payable to the Employee, the Employee’s Spouse or Plan Beneficiary under the PMI Supplemental Plans, as provided in Section 2.1. If any domestic relations or other order issued on or after the date of this Agreement requires payment of benefits under the PMI Supplemental Plans to a person by virtue of such person having been the Employee’s spouse or to any dependent of such person, the person to whom such benefits are required to be paid shall be a Plan Beneficiary within the meaning of Sections 2.1(g) and (h). If the Employee or the Employee’s Spouse resides in a community property state, the Employee and the Employee’s Spouse understand and agree that all amounts held in the Trust shall be treated as the Employee’s separate property to the extent permitted by applicable law.

5.3    The Employee and the Employee’s Spouse understand and agree that in the event all or a portion of the funds in Trust Account FP are attached by court order or other legal process or are otherwise alienated to third parties, or if amounts are otherwise distributed from Trust Account FP for any reason (other than for the payment of administrative expenses of the Trust) not described in Section 2.1 or Article III, the Offset Amount will be calculated as if the amount so alienated or distributed remained in the Trust, had been invested in the same manner as amounts that actually remain in Trust Account FP, was available for distribution at the proper time, and was or is to be offset against benefits otherwise payable from the PMI Supplemental Plans at the appropriate Distribution Date, in the manner specified in Section 2.1. To the extent that for any calendar year or portion thereof no assets remain in the Trust, the amounts so alienated or distributed shall be deemed to have been invested as provided in Section 2.1(d). The Employee and the Employee’s Spouse agree that the Offset Amount shall be offset against a corresponding amount of After-Tax Benefit, and shall discharge the Company’s liability to the Employee, the Employee’s Spouse or Plan Beneficiary to the extent of the corresponding pre-tax benefit otherwise payable under the PMI Supplemental Plans.

5.4    In the event that all or a portion of the funds in Trust Account TP are attached by court order or other legal process or are otherwise alienated to third parties (other than the Company or any trustee, creditor or representative of the Company or its estate), the amount so attached or alienated will be credited to Assumed Trust Account TP as of the date such amounts are removed from Trust Account TP. The Employee and the Employee’s Spouse further understand and agree that should any amount under Trust Account TP be assigned to the Employee’s Spouse or any other person under any domestic relations order or otherwise, the Employee’s Spouse agrees that such amounts shall not be payable under such order until the benefit of the Employee or the Employee’s Spouse or beneficiary(ies) is payable under the SEP.

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VI. Philip Morris International Supplemental Equalization Plan

6.1    The Employee agrees to participate in the SEP with respect to service performed after December 31, 2007 and acknowledges that the Company will make no Target Payments with respect to service performed after such date. The Employee further acknowledges and agrees that the Employee will accrue no benefits under the PMI Supplemental Plans or the Altria Supplemental Plans with respect to service performed after December 31, 2004.

6.2    The Employee and the Employee’s Spouse agree that if any amounts are paid from Trust Account TP (other than for the payment of taxes or administrative expenses) before the value of Trust Account TP is taken into account for purposes of determining the benefits payable under the SEP (and such amounts are not otherwise credited to Assumed Trust Account TP pursuant to this Agreement), the amounts so paid shall be credited to Assumed Trust Account TP at the time paid.

VII. Termination

7.1    This Agreement shall terminate 30 days after the date all benefits are paid from the PMI Supplemental Plans and the SEP.

7.2    Notwithstanding the above, during the lifetime of the Employee, this Agreement may be terminated at any time by the Company upon providing 30 days written notice to the Employee, or by the Employee providing 30 days written notice (or such lesser period as PMIGS may prescribe) to PMIGS . Any such termination shall operate on a prospective basis only and shall not operate to release the funds already in the Trust or to otherwise alter the application of the terms of this Agreement to such funds.

VIII. Miscellaneous

8.1    The Employee and the Employee’s Spouse agree that this Agreement shall supersede the Original Enrollment Agreement in its entirety and shall supersede any provision of the Supplemental Enrollment Agreement that is also addressed herein. The Employee and the Employee’s Spouse further agree that because all liabilities under the Altria Supplemental Plans have been transferred to the Company, Altria shall have no further obligations to them under the Altria Supplemental Plans, the Original Enrollment Agreement, the Supplemental Enrollment Agreement or any predecessors thereto.

8.2    Nothing in this Agreement shall be construed to confer upon the Employee the right to continue in the employment of the Company, or to require the Company to continue the employment of the Employee.

8.3    This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Employee, the Employee’s Spouse, the Employee’s Plan Beneficiary and the Employee’s beneficiary(ies) under the Trust Agreement and the SEP, and their heirs, executors, other successors in interest, administrators, and legal representatives.

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8.4    The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

8.5    The Employee’s Plan Beneficiary shall be the person or persons the Employee has designated to receive benefits following the Employee’s death under any defined contribution portion of a PMI Supplemental Plan or as otherwise provided in Sections 2.1(g) or 5.1, and the Employee’s beneficiary(ies) with respect to the Trust shall be determined in accordance with the terms of the trust agreement pursuant to which the Trust is maintained.

8.6    Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Philip Morris International Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Philip Morris International Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Philip Morris International Inc. or any corporation or other entity controlled by Philip Morris International Inc. (the “Affiliated Group”) (ii) any acquisition by a member of the Affiliated Group, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 8.6; or

(b)	Individuals who, as of the date hereof, constitute the Board of Directors of Philip Morris International Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Philip Morris International Inc.’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	A reorganization, merger, share exchange or consolidation (a “Business

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Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d)

A (i) complete liquidation or dissolution of Philip Morris International Inc. or (ii) sale or other disposition of all or substantially all of the assets of Philip Morris International Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned,

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directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of Philip Morris International Inc. or were elected, appointed or nominated by the Board; or

(e)	the entry of an order for relief against Philip Morris International Inc. as debtor in a case under the United States Bankruptcy Code, as amended; or

(f)	Members of the Affiliated Group cease to own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of PMIGS entitled to vote generally in the election of directors of PMIGS, unless all of the services to be provided by PMIGS as Administrator hereunder are provided by another member of the Affiliated Group.

8.7    If no Employee’s Spouse signs this Agreement, the Employee hereby certifies that he or she has no spouse as of the date of this Agreement and further agrees to obtain the signature of any spouse to whom he or she may become married in the future as a party to this Agreement as set forth in Section 2.1(b).

8.8    It is understood and agreed that all rights and obligations arising out of this Agreement relating to any spouse, Plan Beneficiary, beneficiary(ies) under the Trust Agreement, beneficiary(ies) under the SEP or any other third parties are derived from the rights of the Employee under this Agreement and that all provisions of this Agreement relating to any such third parties are to be construed as binding on such third parties as if they had expressly agreed in writing to such provisions.

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8.9    This Agreement shall not be construed to enlarge the obligations of any participating employer under the terms of the PMI Supplemental Plans or the SEP.

IN WITNESS WHEREOF, the Employee, the Employee’s Spouse and PMIGS have caused this Agreement to be executed as of the day and year first above written.

Attest:

Signature of Employee

Attest:

Signature of Employee’s Spouse

This Agreement is executed on behalf of the Company.

Attest:	PMI Global Services Inc.

By:

Attachments:

Exhibit A:   Amended and Restated Employee Grantor Trust Agreement

Exhibit B:   Tax Assumptions

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EXHIBIT A

PHILIP MORRIS INTERNATIONAL

AMENDED AND RESTATED EMPLOYEE GRANTOR TRUST AGREEMENT

THIS TRUST AGREEMENT made the     day of             , 2008, between                                          (hereinafter called the “Grantor”) and FIDELITY MANAGEMENT TRUST COMPANY (hereinafter called the “Trustee”),

W I T N E S S E T H   T H A T:

WHEREAS, the Grantor previously established a trust (hereinafter referred to as the “Trust Fund”) pursuant to one or more trust agreements to hold (i) certain cash payments (“Funding Payments”) received by the Grantor, or by the Trustee on behalf of the Grantor, in lieu of certain future payments the Grantor would otherwise be entitled to receive from Altria Group, Inc. or its subsidiaries (“Altria”) pursuant to the terms of certain nonqualified supplemental benefit plans maintained by Altria (the “Altria Supplemental Plans”), (ii) certain other cash payments (“Target Payments”) of current compensation made by Altria and (iii) the earnings on such amounts; and

WHEREAS, Altria’s liability with respect to the Grantor under the Altria Supplemental Plans has been transferred to Philip Morris International Inc. (“PMI”) and certain of its subsidiaries (collectively, the “Company”) in connection with the spin-off of PMI from Altria and the benefits previously payable to the Grantor under the Altria Supplemental Plans will be payable to the Grantor under the Philip Morris International Benefit Equalization Plan and, if applicable, the Philip Morris International Supplemental Management Employees’ Retirement Plan (hereinafter referred to as the “PMI Supplemental Plans”); and

WHEREAS, the Grantor has entered into an agreement with the Company appointing PMI Global Services Inc. (“PMIGS”), rather than Altria or any of its subsidiaries, to act as the Grantor’s agent in connection with certain matters pertaining to the administration of the Trust Fund and specifying (i) the manner and extent to which amounts attributable to Funding Payments paid from the Trust Fund will reduce the payments the Grantor would otherwise be entitled to receive pursuant to the terms of the PMI Supplemental Plans or from other arrangements with the Company and otherwise modifying the application of the PMI Supplemental Plans with respect to the Grantor, and (ii) certain terms concerning the distribution of amounts attributable to Target Payments held in the Trust Fund; and

WHEREAS, the Grantor and the Trustee desire to restate the terms and conditions under which the Trust Fund is held;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Grantor hereby directs the Trustee to maintain the Trust Fund pursuant to the provisions of this Agreement and to have and to hold the Trust Fund together with any additions thereto upon the following express trust and with the powers, authorities and discretions hereinafter conferred:

ARTICLE I

Introduction

I. (1). Name. This agreement and the trust hereby evidenced may be referred to as the Grantor’s “Employee Grantor Trust.”

I. (2). The Trust Fund. The “Trust Fund” as at any date means all property then held by the Trustee under this agreement. The Trust Fund includes two subaccounts: (i) “Trust Account FP,” which holds amounts designated by the Administrator as Funding Payments and the earnings thereon, and (ii) “Trust Account TP,” which holds amounts designated by the Administrator as Target Payments and the earnings thereon.

I. (3) Purpose of the Trust. In entering into this agreement, the Grantor intends for the Trust Fund to be invested solely to augment the savings of the Grantor that will be fully and immediately available at Grantor’s expected retirement age. To that end, in determining the appropriate investment strategy for the Trust Fund, the Grantor expressly authorizes the Trustee to take into consideration only the Grantor’s age and the Grantor’s expected age of retirement and agrees that, for this purpose, the Grantor’s expected age of retirement shall be assumed to be the age determined under the table set forth as Item 3 of Schedule A annexed hereto. The Trustee shall have no duty to inquire into or to consider any other needs of the Grantor in determining the appropriate investment strategy for the Trust Fund, including, but not limited to, any other resources available to the Grantor; any other assets the Grantor may own or have an interest in; the Grantor’s risk tolerance; the Grantor’s investment experience and attitudes; and the Grantor’s needs for liquidity, regularity of income, and preservation or appreciation of capital prior to the termination of the Trust. Neither shall the Trustee have a duty to inquire into or consider any other needs (including but not limited to those referred to in the immediately preceding sentence) of the Grantor’s Beneficiary(ies). The Trustee may rely on the Grantor’s age and the Grantor’s expected age of retirement as set forth or determined under such Schedule A, and shall have no duty to inquire into the validity of such information. The Trustee shall incur no liability to the Grantor or any other person interested in the Trust Fund for reliance upon the express terms of this paragraph, or for any action or omission in reliance upon information provided on Schedule A or by the Administrator (as defined in Section I.(5) below).

I. (4). Status of the Trust. The trust shall be irrevocable until such time as the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies), as defined in Section I.(8) below) and the Administrator jointly provide written certification to the Trustee that (a) the Grantor has retired, died or otherwise terminated employment (which may include termination by reason of long-term disability) with the Company, (b) the Grantor is a citizen or lawful permanent resident of the United States who by virtue of a transfer of employment with the Company to a foreign jurisdiction has become subject to laws, rules, regulations or taxes that make the continued maintenance of the trust undesirable, or (c) the Grantor is a person who is not a citizen or lawful permanent resident of the United States who has transferred employment with the Company to a foreign jurisdiction. The written certification of the Administrator shall specify the date as of which the trust shall terminate in accordance with Section I.(7) hereof. The trust is intended to constitute a grantor trust under which the Grantor is treated as grantor and owner pursuant to Sections 671 - 678 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. Neither the Company nor any person other than the Grantor and, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies), and the Trustee acting as such, have any right, title or interest in the assets of the Trust Fund.

I. (5) The Administrator. PMIGS shall be the “Administrator” for purposes of this trust and shall have certain powers, rights and duties under this agreement as described below; provided that, PMIGS may from time to time designate a person or persons, who may but need not be employees of PMIGS, to act as the Administrator on its behalf or to carry out certain duties of the Administrator. PMIGS will certify to the Trustee from time to time the person or persons authorized to act on behalf of PMIGS as the Administrator or as the designees of the Administrator. The Trustee may rely on the latest certificate received without further inquiry or verification. After delivery to the Trustee of the written certification of PMIGS acting as Administrator referred to in the first sentence of Section I.(4) above, and as of the scheduled termination date of the trust referred to in Section I.(7) below or at such later date as the distribution of all assets of the Trust Fund pursuant to the termination of this trust is completed, PMIGS and its designees, if any, shall cease to serve as Administrator. Notwithstanding any provision herein, however, in the event of a Change of Control (as defined in Schedule B annexed hereto or in the most recent replacement for such Schedule delivered by the Administrator to the Trustee at least ten business days prior to the occurrence of a Change of Control), the Grantor may remove PMIGS (or its successor) and any designee of PMIGS as Administrator by delivering to both PMIGS (or its successor) and the Trustee within any period of two days written notice of such removal. The Trustee may rely upon any notice of removal received from the Grantor without further inquiry or verification, unless PMIGS (or its successor) provides to the Trustee (within 10 days following the Trustee’s receipt of the notice of removal from the Grantor) written notice certifying that no Change of Control has occurred. In the event the Grantor removes PMIGS as Administrator, the Grantor shall appoint a successor Administrator, who may be the Grantor, a committee of persons including the Grantor, or such other person or persons as shall be reasonably acceptable to the Trustee, and shall notify the Trustee of the appointment. In such event, the Grantor shall also have the authority to, from time to time, remove the person or persons so appointed and appoint such other person or persons as shall be reasonably acceptable to the Trustee.

I. (6). Acceptance. The Trustee accepts the duties and obligations of the “Trustee” hereunder, agrees to accept funds delivered to it on behalf of the Grantor, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement; provided that the Trustee reserves the right to determine whether to accept the transfer of any property other than cash proposed to be transferred to it.

I. (7). Termination. In conjunction with any written certification provided to the Trustee pursuant to the first sentence of Section I.(4) above, the Administrator shall also specify a future date at the close of which the fair market value of the Trust Fund shall be determined; on the next succeeding business day of the Trustee, the Trust assets shall be distributable and this Trust shall be scheduled to terminate. On or as soon as practicable after such scheduled termination date, the Trustee shall transfer and pay over (in the form of the assets held in the Trust Fund to the extent feasible, or alternatively in cash), the principal and any undistributed income of the Trust Fund, as then constituted, to the Grantor, if living, or the Beneficiary(ies) of the Grantor, in the event of the Grantor’s death, and upon the completion of all such distributions this trust shall terminate. The Grantor (or, if the Grantor has died, the Grantor’s Beneficiary(ies)) and the Trustee may, however, enter into a new trust agreement for holding any assets of the Trust Fund on new terms and conditions provided by the Grantor (or the Grantor’s Beneficiary(ies)), though neither shall be obligated to enter into such an agreement. Notwithstanding any other provision of this Employee Grantor Trust, this Trust shall terminate upon the distribution of all assets held in the Trust Fund pursuant to Article II without any further action by the Administrator, the Trustee, the Grantor or the Beneficiary(ies) of the Grantor.

I. (8). Death Beneficiary(ies). In the event of the Grantor’s death, the Trust Fund shall be distributed in accordance with the following provisions:

(a) With respect to the assets in Trust Account FP, in general, a Grantor’s Beneficiary(ies) under this Trust Agreement shall be the beneficiary(ies) designated by the Grantor under the terms of the PMI Supplemental Plans or otherwise determined under the terms of the PMI Supplemental Plans, and in the event of the Grantor’s death amounts held in Trust Account FP shall be distributed in lieu of the amounts that would otherwise be payable under the PMI Supplemental Plans to such Beneficiary(ies) in accordance with information and instructions provided to the Trustee by the Administrator. If the survivors’ benefits or other death benefits payable on behalf of the Grantor under the PMI Supplemental Plans do not exhaust the assets of Trust Account FP, the assets of Trust Account FP may be applied to make payments to any person to whom a survivor benefit or death benefit in respect of the Grantor is payable under any other plan or arrangement of the Company to the extent so instructed by the Administrator. The Trustee shall be under no duty to inquire into the terms of the PMI Supplemental Plans or other plans or arrangements, the identity of or amounts payable to the Beneficiary(ies) under such PMI Supplemental Plans, and shall be entitled to rely on the information received from the Administrator with respect to such matters. Any balance remaining in Trust Account FP following all such payments (the “Residual Assets”) shall be paid in one lump sum, in kind to the extent practicable, to the Beneficiary(ies) designated by the Grantor on the beneficiary designation form attached as Schedule C hereto or on any subsequent replacement for such designation form (“Trust Account FP Beneficiary Designation”) to receive any Residual Assets under this Trust Agreement.

(b) With respect to Trust Account TP, the balance in Trust Account TP shall be paid in one lump sum, in kind to the extent practicable, to the Beneficiary(ies) designated by the Grantor in the beneficiary designation form attached as Schedule D hereto or any subsequent replacement for such designation form (the “Trust Account TP Beneficiary Designation”) to receive the assets held in Subaccount TP.

(c) Any Trust Account FP Beneficiary Designation or Trust Account TP Beneficiary Designation under this Trust Agreement shall be made in writing by the Grantor in such manner and on such form(s) as shall be specified by the Administrator, and a designation shall not be effective until it has been received by the Administrator (or if the Grantor has become the Administrator, by the Trustee) and acceptance has been indicated by the signature of the Trustee. In the absence of a Trust Account FP Beneficiary Designation or a Trust Account TP Beneficiary Designation hereunder, or if the failure of a Beneficiary designated on a Trust Account FP Beneficiary Designation or Trust Account TP Beneficiary Designation under this Trust Agreement to survive, results in the absence of an effective designation with respect to some or all of the assets of the Trust Fund, the Beneficiary of such assets shall be the Grantor’s spouse, if any, and, if none, the Grantor’s estate. Under no circumstances whatsoever shall the Company have any interest in, or be entitled to receive, any of the Trust assets.

ARTICLE II

Accumulation and Distribution of the Trust Fund

II. (1). The Trustee shall hold, manage, invest and reinvest the Trust Fund, shall collect the income therefrom and, after deducting all proper charges, shall pay or apply to or for the benefit of the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies)) so much, including all, of the net income and principal of the Trust Fund as is set forth in instructions provided to the Trustee by the Administrator. The Administrator shall be solely responsible for providing the Trustee with all necessary information as to the Grantor’s current address, beneficiary designations, and the amounts in which, the time at which, to whom, and (except to the extent otherwise provided in Section I.(7) above) the form in which payments are to be made. The Trustee shall incur no liability to the Grantor or any other person interested in the Trust Fund for any action or any omission in reliance upon information provided by the Administrator, or for the failure or omission of the Administrator to provide such information. Any information provided by the Administrator to the Trustee shall be provided in a form and manner acceptable to the Trustee.

II. (2). The Trustee shall also distribute to or for the benefit of the Grantor at least annually such amount(s), if any, as the Administrator may certify to the Trustee is (are) necessary to pay tax obligations of the Grantor resulting from earnings on the Trust Fund.

II. (3). All income not so paid or applied shall be accumulated and added to principal of the Trust Fund.

ARTICLE III

The Trustee

III. (1). Fidelity Management Trust Company may resign at any time as Trustee and appoint any affiliated entity of Fidelity Management Trust Company to serve as successor Trustee, without the execution or filing of any instrument or the performance of any further act, including court order, with the same powers, authorities and discretions as though originally named; provided that such affiliated entity is authorized to act in such capacity under applicable law. Any corporation resulting from any merger, conversion, reorganization or consolidation to which any corporation acting as Trustee hereunder shall be a party, or any corporation to which shall be transferred all or substantially all of any such corporation’s trust business, shall be the successor of such corporation as Trustee hereunder, without the execution or filing of any instrument or the performance of any further act and shall have the same powers, authorities and discretions as though originally named in this Trust Agreement.

III. (2). The Trustee may resign by giving ninety (90) days’ advance written notice to the Grantor and the Administrator. The Administrator, as agent for the Grantor, may remove a Trustee by giving ninety (90) days’ advance written notice to the Trustee and the Grantor. The Administrator shall appoint a successor Trustee by written notice signed by the Administrator and delivered to the Trustee and the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies)). If a successor Trustee is not appointed within ninety (90) days of the Trustee’s resignation, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor.

III. (3). The Trustee shall be entitled to such compensation for its services in any fiduciary capacity hereunder as the Administrator, as agent for the Grantor, and the Trustee may from time to time agree, including minimum fees and additional compensation for special investments and services, notwithstanding that such stipulated compensation shall be greater than that now in effect or than that provided from time to time under applicable law, and such compensation and reimbursement for reasonable expenses may be paid at any time without court approval. Such compensation shall be paid from the Trust Fund to the extent that it is not paid by the Administrator or the Grantor within 60 days of becoming due.

III. (4). No bond or other security shall be required of any trustee in any jurisdiction, whether for the faithful performance of duties, to secure payment of commissions in advance or otherwise, and if, notwithstanding this express direction, any such bond or security shall be required by any law, statute or rule of court, no surety shall be required thereon.

III. (5). To assure compliance with regulatory and corporate disclosure requirements, the Trustee, Fidelity Management Trust Company, advises as follows:

(a) Relationship. FMR Corp. (“FMR”) is the parent corporation of the Trustee.

(b) Affiliated Entities. The Trustee may engage any corporation or other entity to which it is affiliated (“Affiliated Entity”) or any other entity or person to provide services to an account held by the Trustee, including, without limitation, as investment manager or adviser, custodian, transfer agent, registrar, sponsor, underwriter and/or distributor, and may pay or receive compensation for any such services without reduction in the compensation paid to the Trustee for its services as trustee or investment manager.

FMR will derive earnings directly or indirectly through FMR’s management of funds in which the Trust Fund may be invested as well as from fees paid to the Trustee.

(c) Mutual Funds. The Trustee may invest primarily or exclusively in shares of one or more open-end investment companies (so-called mutual funds or money market funds), including investment companies for which an Affiliated Entity serves as investment manager or adviser, custodian, transfer agent, registrar, sponsor, underwriter, distributor and/or other service provider, and from which the Trustee or an Affiliated Entity receives reasonable compensation for such services. The Affiliated Entity may receive such compensation in addition to the Trustee or investment management fee paid to the Trustee.

(d) Compensation. The Trustee may receive compensation for its services, without reduction in any other fees or compensation paid to the Trustee or any Affiliated Entity. In addition, the Trustee may share a portion of any compensation received by an Affiliated Entity.

ARTICLE IV

Trustee Reporting

IV. (1). The Trustee shall furnish the Administrator with statements of transactions in the trust and statements of the market value of the Trust Fund at least monthly, and the Administrator and the Grantor with a statement of trust investments including the market value thereof at least quarterly. The failure of both the Grantor and the Administrator to object to any matter contained in such statements by written notice signed by either the Grantor or the Administrator within ninety (90) days after receipt of the same shall constitute the Grantor’s assent to such statements and shall be final and binding as to all matters contained in such statements upon the Grantor, the Administrator as agent for the Grantor, and all persons, whether or not in being, interested in the Trust Fund. In addition, the Grantor may execute a release, with or without an account, approving the administration of the trust. A release shall discharge the Trustee from any accountability and liability to the Grantor, the Grantor’s legal representatives, or any persons, whether or not in being, interested in the Trust Fund, with the same effect as if the account of the Trustee were judicially settled and allowed.

IV. (2). The Trustee shall also furnish the Administrator or the Grantor with such other information relating to the actual or estimated income of the Trust Fund, including the character of such income, and to estimated taxes resulting from such income as the Trustee and the Administrator may from time to time agree is necessary or desirable to assure appropriate reporting and payment of taxes by or on behalf of the Grantor.

IV. (3). The Grantor and the Administrator, or such persons as may be designated by them, shall at any time upon five days’ advance written notice to the Trustee have the right to examine, during the normal business hours of the Trustee, all books and records of the Trustee pertaining to the Trust Fund.

ARTICLE V

Investment and Administrative Authority

V. (1). In addition to any powers conferred by law, the Trustee shall have the following powers, authorities and discretions with respect to any property, real or personal, at any time held under any provision hereof and may exercise the same with sole and absolute discretion and without the order or approval of any court, and the Grantor intends that such powers, authorities and discretions (including the following) be construed in the broadest possible manner:

(a) To retain any such property without regard to the proportion any such property or similar property held may bear to the entire amount held and without any obligation to diversify the same, whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(b) To sell any such property upon such terms and conditions as may be deemed advisable, at public or private sale, for cash or on credit for such period of time as may be deemed advisable, or partly for cash and partly on credit, and with or without security, without obligation to “test the market” by soliciting offers from a third party or to obtain an appraisal to establish the value thereof; and the purchaser of such property shall have no obligation to inquire as to the use or application of the proceeds of sale; to exchange any property held hereunder upon such terms and conditions as may be deemed advisable; and to grant warranties, guaranties, indemnities or options with respect to any of the foregoing without regard to the duration of any trust or any time limitation imposed by law;

(c) To invest and reinvest in and to acquire by purchase, exchange or otherwise property of any character whatsoever, foreign or domestic, or interests or participations therein, including by way of illustration and not of limitation: real property, mortgages, bonds, notes, debentures, certificates of deposit, options, puts, calls, warrants, partnerships, common and preferred stocks, annuity contracts, futures contracts, forward contracts, short sales and swap contracts, in each case whether foreign or domestic and with respect to financial instruments and any group or index of securities (or any interest therein based upon the value thereof) and in connection therewith to deposit any property as collateral with any agent and to grant security interests in such collateral and shares or interests in investment trusts, mutual funds or common trust funds (including without limitation common trust funds maintained by a corporate fiduciary and other trusts or funds with respect to which the Trustee or its affiliates acts as investment advisor or custodian or provides other services), without regard to the proportion any such property or similar property held may bear to the entire amount held and without any obligation to diversify, whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(d) To participate in and to consent to any plan of reorganization, recapitalization, consolidation, merger, combination, dissolution, liquidation or similar plan and any action thereunder, including by way of illustration and not of limitation to receive and retain property under any such plan whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(e) To exercise all conversion, subscription, voting and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary or otherwise, with respect thereto; to appoint voting trustees under voting trust agreements and to delegate to such voting trustees the power to vote and all other powers, authorities and discretions usually conferred upon trustees under voting trust agreements;

(f) To borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations (including any fiduciary hereunder) for such purposes as may be deemed advisable, and to secure such loans by the pledge or hypothecation of any property held hereunder; and the lender shall have no obligation to inquire as to the application of the sums loaned or as to the necessity, expediency or propriety of the loan;

(g) To register and hold any property of any kind, whether real or personal, at any time held hereunder in the name of a nominee or nominees and to hold any such personal property in any State; and to receive and keep any stocks, bonds or other securities unregistered or in such condition that title thereto will pass by delivery;

(h) To distribute (including in satisfaction of any pecuniary disposition) any property in kind at market value unless otherwise directed herein or in cash, or partly in kind and partly in cash, and, without the consent of any beneficiary, to allocate among the recipients the property distributed in kind (including in satisfaction of any pecuniary disposition) in divided or undivided interests and without any obligation to make proportionate distributions or any obligation to distribute to all recipients property having an equivalent Federal income tax cost;

(i) To allocate to principal all dividends and distributions payable in property or in stocks, bonds or other securities whether of the disbursing company or another company;

(j) After the termination of the trust hereunder to exercise all the powers, authorities and discretions herein conferred until the complete distribution of the property held hereunder;

(k) To accept additional property transferred on behalf of the Grantor;

(l) To remove all or any part of the assets of or the situs of administration of the trust hereunder from one jurisdiction to another jurisdiction, either within or without the United States of America, at any time or from time to time;

(m) To employ investment counsel, accountants, depositories, custodians, brokers, consultants, agents, attorneys and other employees, irrespective of whether any person or entity so employed shall be a fiduciary hereunder or shall be a corporate affiliate of a fiduciary hereunder and irrespective of whether any entity so employed shall be one in which a fiduciary hereunder shall be a partner, stockholder, director, officer or corporate affiliate or shall have any interest, and to pay the usual compensation for such services out of principal or income as may be deemed advisable; and such compensation may be paid without diminution of or charging the same against the commissions or compensation of any fiduciary hereunder; and any fiduciary who shall be a partner, stockholder, director, officer or corporate affiliate in any such entity shall nevertheless be entitled as partner, stockholder, director, officer or corporate affiliate to receive such fiduciary’s share of the compensation paid to such entity;

(n) To exercise any and all of the powers, authorities and discretions conferred hereunder in respect of any securities of any corporate fiduciary acting hereunder, or in respect of any securities of any holding company or corporation owning securities of any corporate fiduciary acting hereunder; and

(o) To act in any jurisdiction where permitted by law, or to designate one or more persons or a corporation to be ancillary fiduciary who shall serve without bond or security in any jurisdiction in which ancillary administration may be necessary; and to negotiate and determine the compensation to be paid to such ancillary fiduciary whether or not any compensation would otherwise be authorized by law, and to pay such compensation out of principal or income or both; and such ancillary fiduciary shall have with respect to any and all property subject to the ancillary administration all powers, authorities and discretions granted in this Article; provided, however, that any action which may require the investment of additional funds or the assumption of additional obligations shall not be undertaken without prior written consent of the fiduciary or fiduciaries acting hereunder; and if by reason of the law of any jurisdiction in which it may be necessary to perform any act any fiduciary hereunder may be disqualified from acting, then all of the acts required to be performed in such jurisdiction may be performed by such fiduciary’s qualified co-fiduciary or co-fiduciaries then acting hereunder.

V. (2). Notwithstanding the provisions of Section V. (1). hereof,

(a) During the period that Fidelity Management Trust Company or any affiliated entity of Fidelity Management Trust Company serves as Trustee, such Trustee shall have and exercise sole investment authority with respect to the Trust Fund; and at any termination of such period the Administrator, as agent for the Grantor, shall have the authority to and may establish and deliver to any successor Trustee from time to time written investment guidelines setting forth the parameters within which such Trustee shall exercise its discretionary authority with respect to the investment of the Trust Fund subject to the restrictions on investments set forth above, and such Trustee shall have no liability to the Administrator, the Company, the Grantor or any other person interested in the Trust Fund for any action or any omission in reliance upon such guidelines;

(b) The Grantor acknowledges that she or he has been informed of the mutual funds in which the Trustee proposes to make the investment of Trust Fund assets and that a copy of the prospectus for each such mutual fund has been made available to the Grantor.

(c) The Administrator, as agent for the Grantor, is authorized to receive any disclosures or other notices delivered by the Trustee with respect to the investment of the Trust Fund in shares or interests in investment trusts or mutual funds with respect to which the Trustee or any of its affiliates acts as investment advisor or custodian or provides other services;

(d) In no event may the Trust Fund be invested in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount (with any amount not in excess of five percent of market value deemed for this purpose to be de minimis) held in common investment vehicles in which the Trustee invests; and

(e) The Trustee and its affiliates shall discharge their duties with respect to the Trust Fund solely in the interest of the Grantor and the Grantor’s Beneficiary(ies), for the exclusive purpose of accumulating assets as provided in Section I.(3), making distributions pursuant to Article II hereunder, and paying the reasonable expenses of administering the trust.

ARTICLE VI

General Provisions

VI. (1). This Trust Agreement and the trust created hereunder shall be construed, regulated and governed in all respects, not only as to administration but also as to validity and effect, by the laws of the State of New York in effect from time to time.

VI. (2). The references in this Trust Agreement to the Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of all subsequently enacted Federal tax laws.

VI. (3). Any provision of the Trust Agreement prohibited by law, or which would cause the trust to any extent to fail or cease to be a grantor trust as described in Section I. (4). hereof, shall be to such extent ineffective, without invalidating the remaining provisions hereof.

VI. (4). Amounts held in the Trust Fund may not be anticipated, assigned, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except to the extent specifically permitted herein or as otherwise required by law.

VI. (5). Any notice required under this Trust Agreement shall be delivered (a) personally, (b) by next day courier service (e.g., Federal Express or UPS), or (c) by certified or registered mail, return receipt requested, addressed as follows (or to such other address as any party may so notify the other party):

If to the Trustee:

Chief Fiduciary Officer

Fidelity Personal Trust Services

82 Devonshire Street, ZW2C

Boston, MA 02109-3614

If to the Grantor:

To the address specified in Item 2 of Schedule A of this Agreement.

If to the Administrator:

PMI Global Services Inc.

Attention: Milagros S. Vega,

Manager, Benefits

120 Park Avenue

New York, New York 10017-5592

Any notice required under this Trust Agreement may be waived by the person entitled to such notice. Any notice to or from the Grantor under this Trust Agreement shall, in the event of the Grantor’s death, be provided to or by the Beneficiary(ies) designated by the Grantor under this Trust Agreement. If more than one Beneficiary has been designated, the Grantor shall designate one Beneficiary who shall be entitled to provide any notice required to the Administrator or Trustee.

VI. (6). This Agreement shall be binding on all persons entitled to payments from the Trust Fund and their respective heirs and legal representatives, and on the Trustee and its successors.

VI. (7). The Administrator, acting on behalf of the Grantor (and with the consent of the Grantor for any amendment other than as to ministerial matters), may from time to time amend this Trust Agreement in any respect, provided, however, that no such amendment shall change the duties, responsibilities, or compensation of the Trustee without its written consent or shall cause any amount held in the Trust Fund to be payable to the Company or to any person other than the Grantor, the Grantor’s Beneficiary(ies) or estate, or to the Trustee as compensation for services, or reimbursement for payment to its agents.

IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal and the undersigned corporate party has caused this Trust Agreement to be executed and its seal affixed hereunto by its officers duly authorized and directed all as of the day and year first above written.

(L.S.)
Grantor
(please print name below signature line)

Fidelity Management Trust Company,
Trustee

By:
Attest:

Attachments:

Notarization Page for Grantor’s Signature – Page 14

Notarization Page for Trustee’s Signature – Page 15

Schedule A – Information Concerning Grantor and List of Plans

Schedule B – Change of Control Definition

Schedule C – Trust Account FP Beneficiary Designation

Schedule D – Trust Account TP Beneficiary Designation

STATE OF	)
)SS.:
COUNTY OF	)

On this      day of         ,         , before me personally came                     , to me known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged to me that such person executed the same.

COMMONWEALTH OF MASSACHUSETTS	)
) SS .:
COUNTY OF	)

On this      day of         ,          before me personally came                     , to me known, who, being by me duly sworn, did depose and say that such person resides at                      in the City of                     , County of                     , Commonwealth of                     , that such person is a                      of FIDELITY MANAGEMENT TRUST COMPANY, the corporation described in and which executed the foregoing instrument; that such person knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that such person signed such person’s name thereto by like order.

Schedule A

Grantor’s Name _______________________________________________

Grantor’s SSN ________________________________________________

Grantor’s Current Address _______________________________________

Grantor’s Daytime Telephone _____________________________________

Item 1: PMI Supplemental Plans

Philip Morris International Benefit Equalization Plan

Philip Morris International Supplemental Management Employees’ Retirement Plan

Item 2: Grantor’s Notice Address (if different than current address)

Schedule A

Item 3: Grantor’s Date of Birth:             , 19    .

For purposes of applying Article I, Section I.(3) and Article V of the Employee Grantor Trust Agreement, Grantor’s age shall be based on Grantor’s date of birth set forth above, and Grantor’s expected age of retirement and the mutual funds in which the Trustee proposes currently to invest the Trust Fund assets shall be determined as follows:

Assumed Retirement Age
Current Age	Expected Retirement Age*
Under age 55 Age 55 or over	Age 55 (earliest retirement age) Current Age (retirement eligible)

Current Investment
Year of Birth	Fidelity Freedom Fund Investment
1975 1965 through 1974 1955 through 1964 1945 through 1954 1944 or earlier	Freedom 2030 Freedom 2020 Freedom 2010 Freedom 2000 Freedom Income

*	This reflects a conservative investment assumption that the Grantor may wish to take early retirement at age 55 or, if already age 55, may wish to retire at any time.

Schedule B

For the purpose of this Agreement, a “Change of Control” shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Philip Morris International Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Philip Morris International Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Philip Morris International Inc. or any corporation or other entity controlled by Philip Morris International Inc. (the “Affiliated Group”) (ii) any acquisition by a member of the Affiliated Group, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Schedule B; or

(b) Individuals who, as of the date hereof, constitute the Board of Directors of Philip Morris International Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Philip Morris International Inc.’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) A reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d) A (i) complete liquidation or dissolution of Philip Morris International Inc. or (ii) sale or other disposition of all or substantially all of the assets of Philip Morris International Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of Philip Morris International Inc. or were elected, appointed or nominated by the Board; or

(e) the entry of an order for relief against Philip Morris International Inc. as debtor in a case under the United States Bankruptcy Code, as amended; or

(f) Members of the Affiliated Group cease to own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of

PMIGS entitled to vote generally in the election of directors of PMIGS, unless all of the services to be provided by PMIGS as Administrator hereunder are provided by another member of the Affiliated Group.

Schedule C

TRUST ACCOUNT FP BENEFICIARY DESIGNATION

EMPLOYEE GRANTOR TRUST

I understand that certain assets of my employee grantor trust (“Grantor Trust”), established with Fidelity Management Trust Company as Trustee, are attributable to certain Funding Payments made to me (or to the Trustee on my behalf) and that these assets are held in a subaccount of my Grantor Trust known as “Trust Account FP.” I further understand that the assets held in Trust Account FP will be applied to pay benefits to me or on my behalf under nonqualified supplemental benefit plans, including one or more of those specified in Item 1 of Schedule A attached to the Grantor Trust (the “PMI Supplemental Plans”). Generally, the beneficiary(ies) entitled to receive benefits under Trust Account FP in the event of my death shall be the beneficiary(ies) designated or otherwise determined under the terms of the PMI Supplemental Plans, including any modification of such terms as applied to me or my Beneficiary(ies) under agreements I have entered into or may enter into with the Company. If any assets remain in Trust Account FP after my death and after all survivor and death benefit payments due under the PMI Supplemental Plans and any other plans of or arrangements with the Company have been made to my beneficiary(ies), if any, under the PMI Supplemental Plans and such other plans or arrangements, those residual assets (the “Residual Assets”) shall be paid to the beneficiary(ies) designated on this Beneficiary Designation form.

Thus, for example, if I die prior to termination of my Grantor Trust and am not married at the time of my death, it is likely that there will be Residual Assets in my Trust Account FP. This Beneficiary Designation will govern the disposition of such Residual Assets.

I understand (1) that this Beneficiary Designation relates only to any Residual Assets as described above that may be held in Trust Account FP of my Grantor Trust and does not determine who is my beneficiary under the PMI Supplemental Plans, (2) that, if I am married at the time of my death, my then spouse will automatically be the beneficiary of all amounts held in Trust Account FP, except to the extent that I have designated (in accordance with the terms of the relevant Plan) someone other than my spouse as the beneficiary who is to receive any defined contribution benefits provided under such Plan, (3) that my current spouse, if any, must consent to the designation on this form of any Primary Beneficiary other than my spouse, and (4) that if any Primary Beneficiary I designate on this form does not survive until payment is made, then any remaining assets of Trust Account FP that would otherwise have been paid to such beneficiary will be paid in the following order: first, to the Contingent Beneficiary(ies), if any, designated below; second, if there is no surviving Contingent Beneficiary, to my spouse (if I was married at my date of death); or, third, if there is no surviving Contingent Beneficiary and either I am not married at the date of my death or my spouse is not living at the time the Residual Assets become payable, then to my estate.

Schedule C

BENEFICIARIES

I hereby designate the following person(s) as those to whom the Trustee shall pay any Residual Assets of Trust Account FP of my Grantor Trust, as described above:

Primary Beneficiary or Beneficiaries

1.
	Name	Relationship	Social Security Number	Portion (%)

2.
	Name	Relationship	Social Security Number	Portion (%)

3.
	Name	Relationship	Social Security Number	Portion (%)

Note: You may, if you wish, designate either another trust created by you or by you and your spouse or your estate as the Primary Beneficiary to receive any Residual Assets of Trust Account FP. If you choose to do so, you should not complete the Contingent Beneficiary section of this form set forth below.

Contingent Beneficiary or Beneficiaries

If a Primary Beneficiary designated above does not survive until payment of his or her portion of any Residual Assets of Trust Account FP, the Trustee shall make payment as follows:

(Select only one of the alternatives and initial the one selected.)

Alternative 1:	To my estate.
initials

Alternative 2:	To the deceased Primary Beneficiary’s estate.
initials

Alternative 3:	Divided equally among the surviving Primary Beneficiaries.
initials

Alternative 4:	To the persons described below.
initials

Schedule C

(If you select Alternative 4, describe in the space provided below the manner in which you wish any Primary Beneficiary’s portion of Residual Assets paid if that Primary Beneficiary is no longer alive when they become payable. Your description may be one that applies to all Primary Beneficiaries, e.g., “to the deceased Primary Beneficiary’s children,” or may be specific, e.g., “in the event of the death of Primary Beneficiary 1 above, to . . . .” For named individuals, please include the individual’s social security number and relationship to you.)

ADDITIONAL INSTRUCTIONS

Addresses and Additional Space: Please attach a sheet giving the current permanent addresses of individuals named as Primary or Contingent Beneficiaries. To designate more than three Primary Beneficiaries or if more space is needed to describe Contingent Beneficiaries, please attach additional sheet(s) with names, SSNs, and percentage shares for any individuals named.

Notices: If more than one beneficiary may become entitled to share in Residual Assets, please designate in the space below which one of such beneficiaries shall be entitled to give any notice to the Administrator or the Trustee that may be called for under your Grantor Trust Agreement.

Beneficiary Designated to Give Notice:

Schedule C

Estate Planning: You should coordinate with your estate planning attorney to be sure your beneficiary designation qualifies for the marital deduction (if the beneficiary is your spouse). Give the attorney a copy of the trust and this form. Be sure your will is consistent with the beneficiary designation.

I hereby revoke all previous beneficiary designations made by me with respect to the payment of Residual Assets of Trust Account FP of my Grantor Trust described above. I understand that I may revoke this Beneficiary Designation and execute a new one at any time before my death. I also understand that this form does not govern the determination of my beneficiaries under the PMI Supplemental Plans.

Date	Signature of Employee

Witness

Acknowledged and accepted by Fidelity Management Trust Company by

,
Name	Date

CONSENT OF SPOUSE

[To be completed if Primary Beneficiary is someone other than the Employee’s Spouse.]

I understand that I am entitled to be designated as the 100% primary beneficiary of the assets held in Trust Account FP of the Grantor Trust. I give my consent to the designation of the above-named beneficiary or beneficiaries. I am aware that in the event of my spouse’s death, I will not receive 100% of any Residual Assets of Trust Account FP of the Grantor Trust, and I may not receive any such assets. [Spouse’s consent must be witnessed by a Notary Public.]

Date	Signature of Employee’s Spouse

Notary Public

Schedule D

TRUST ACCOUNT TP BENEFICIARY DESIGNATION

EMPLOYEE GRANTOR TRUST

I understand that certain assets of my employee grantor trust (“Grantor Trust”), established with Fidelity Management Trust Company as Trustee, are attributable to payments of current compensation made for my services and that such assets are held in a subaccount of my Grantor Trust known as “Trust Account TP.” This Trust Account TP Beneficiary Designation applies only to the assets held in Trust Account TP of my Grantor Trust (the “TP Assets”).

I understand that if any Primary Beneficiary I designate on this form does not survive until payment is made, then any TP Assets that would otherwise have been paid to such beneficiary will be paid in the following order: first, to the Contingent Beneficiary(ies), if any, designated below; second, if there is no surviving Contingent Beneficiary, to my spouse (if I was married at my date of death); or, third, if there is no surviving Contingent Beneficiary and either I am not married at the date of my death or my spouse is not living at the time the TP Assets become payable, then to my estate.

Schedule D

BENEFICIARIES

I hereby designate the following person(s) as those to whom the Trustee shall pay any TP Assets, as described above:

Primary Beneficiary or Beneficiaries

1.
	Name	Relationship	Social Security Number	Portion (%)

2.
	Name	Relationship	Social Security Number	Portion (%)

3.
	Name	Relationship	Social Security Number	Portion (%)

Note: You may, if you wish, designate either another trust created by you or by you and your spouse or your estate as the Primary Beneficiary to receive any TP Assets. If you choose to do so, you should not complete the Contingent Beneficiary section of this form set forth below.

Contingent Beneficiary or Beneficiaries

If a Primary Beneficiary designated above does not survive until payment of his or her portion of any TP Assets, the Trustee shall make payment as follows:

(Select only one of the alternatives and initial the one selected.)

Alternative 1:	To my estate.
Initials

Alternative 2:	To the deceased Primary Beneficiary’s estate.
initials

Alternative 3:	Divided equally among the surviving Primary Beneficiaries.
Initials

Alternative 4:	To the persons described below.
initials

Schedule D

(If you select Alternative 4, describe in the space provided below the manner in which you wish any Primary Beneficiary’s portion of TP Assets paid if that Primary Beneficiary is no longer alive when they become payable. Your description may be one that applies to all Primary Beneficiaries, e.g., “to the deceased Primary Beneficiary’s children,” or may be specific, e.g., “in the event of the death of Primary Beneficiary 1 above, to . . . .” For named individuals, please include the individual’s social security number and relationship to you.)

ADDITIONAL INSTRUCTIONS

Addresses and Additional Space: Please attach a sheet giving the current permanent addresses of individuals named as Primary or Contingent Beneficiaries. To designate more than three Primary Beneficiaries or if more space is needed to describe Contingent Beneficiaries, please attach additional sheet(s) with names, SSNs, and percentage shares for any individuals named.

Notices: If more than one beneficiary may become entitled to share in TP Assets, please designate in the space below which one of such beneficiaries shall be entitled to give any notice to the Administrator or the Trustee that may be called for under your Grantor Trust Agreement.

Beneficiary Designated to Give Notice:

Schedule D

Estate Planning: You should coordinate with your estate planning attorney to be sure your beneficiary designation qualifies for the marital deduction (if the beneficiary is your spouse). Give the attorney a copy of the Trust Agreement and this form. Be sure your will is consistent with the beneficiary designation.

I hereby revoke all previous beneficiary designations made by me with respect to the payment of TP Assets from Trust Account TP of my Grantor Trust. I understand that I may revoke this Beneficiary Designation and execute a new one at any time before my death. I also understand that this form does not govern the determination of my beneficiaries under the PMI Supplemental Plans.

Date	Signature of Employee

Witness

Acknowledged and accepted by Fidelity Management Trust Company by

,
Name	Date

EXHIBIT B

Tax Assumptions

Federal income tax rate: the highest marginal Federal income tax rate as adjusted for the Federal deduction of state and local taxes and the phase out of Federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Internal Revenue Code).

State income tax rate: the highest adjusted marginal state income tax rate based on the Employee’s, Employee’s Spouse’s, Plan Beneficiary’s, or Trust beneficiary’s state of residence.

Local income tax rate: the highest adjusted marginal local income tax rate based on the Employee’s, Employee’s Spouse’s, Plan Beneficiary’s or Trust beneficiary’s locality of residence.

Exceptions:

(1)	In the case of an Employee who is an expatriate, income taxes shall generally be computed as follows: Expatriate taxes will be calculated assuming the highest marginal Federal income tax rate as adjusted for the Federal deduction of state and local taxes and the phase out of Federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Internal Revenue Code). The applicable state and local tax rates will be adjusted to reflect an Eligible Employee’s expatriate status to the extent appropriate.

(2)	For all periods on and after the Availability Date and before the Distribution Date, state and local tax rate assumptions with respect to amounts credited under Trust Account FP and Assumed Trust Account FP will generally be based on the Employee’s, Employee Spouse’s or Plan Beneficiary’s state and locality of residence at the Availability Date. At the Distribution Date, state and local tax rate assumptions used in computing the After-Tax Benefit and the Additional Pre-Tax Benefit, if any, will generally be based on actual residence at the Distribution Date.

Capital gains: the ordinary income or capital gains character of items of Trust investment income or deemed investment income shall be taken into account where relevant.

The above principles shall generally be applied in determining tax assumptions for the relevant purpose, but the Company shall have the authority in its discretion to alter the assumptions made where deemed appropriate to take into account particular facts and circumstances.